UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                         Evolution Petroleum Corporation
             (Exact name of registrant as specified in its charter)

                Nevada                              41-1781991
      (State of incorporation or                 (I.R.S. Employer
             organization)                      Identification No.)


        820 Gessner, Suite 1340                        77024
            Houston, Texas                          (Zip Code)
    (Address of principal executive
               offices)

If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to Section            securities pursuant to Section
12(b) of the Exchange Act and is          12(g) of the Exchange Act and is
effective pursuant to General             effective pursuant to General
Instruction A.(c), check the              Instruction A.(d), check the
following box.                     |X|    following box.                     |_|


Securities Act registration statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class                  Name of Each Exchange on Which
             to be so Registered                  Each Class is to be Registered
             -------------------                  ------------------------------

  Common Stock, par value $0.001 per share            American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant's Securities to be Registered.

      A description of the common stock, par value $0.001 per share ("Common Stock"), of Evolution Petroleum Corporation, a Nevada corporation (formerly Natural Gas Systems, Inc.) (the "Company"), to be registered pursuant to this Form 8-A is contained in the section titled "Description of Securities" in Amendment Number 4 to the Company's Registration Statement on Form SB-2 (File No. 333-125564), as filed with the Securities and Exchange Commission on March 20, 2006, and is incorporated herein by reference.

Item 2.  Exhibits.

      The common stock to be registered on this Form 8-A is to be listed on the American Stock Exchange, on which no other securities of the Company are listed. Pursuant to the instructions to Form 8-A, no exhibits are required to be filed with this Form 8-A.


                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        EVOLUTION PETROLEUM CORPORATION.


Date:  July 13, 2006                    By: /s/ Robert S. Herlin
                                           -------------------------------------
                                                Robert S. Herlin
                                        Its:    Chief Executive Officer